Exhibit 10.6

REGISTRATION RIGHTS AGREEMENT

dated as of [●], 2021

between

LATHAM GROUP, INC.

AND

CERTAIN STOCKHOLDERS

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TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS		3
1.1	Definitions	3
ARTICLE II REGISTRATION RIGHTS		7
2.1	Demand Rights	7
2.2	Piggyback Registration Rights	9
2.3	Form S-3 Registration; Shelf Registration	12
2.4	Shelf Take-Downs	14
2.5	Selection of Underwriters	16
2.6	Withdrawal Rights; Expenses	16
2.7	Registration and Qualification	16
2.8	Underwriting; Due Diligence	21
2.9	Indemnification and Contribution	22
2.10	Cooperation; Information by Selling Holder	25
2.11	Rule 144	25
2.12	Holdback Agreement	26
2.13	Suspension of Sales	26
2.14	Third Party Registration Rights	26
2.15	Mergers	27
ARTICLE III MISCELLANEOUS		27
3.1	Notices	27
3.2	Section Headings	29
3.3	Governing Law	29
3.4	Consent to Jurisdiction and Service of Process	29
3.5	Amendments; Termination	29
3.6	Specific Enforcement	30
3.7	Entire Agreement	30
3.8	Severability	30
3.9	Counterparts	30

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REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of [●], 2021, is made by and among Latham Group, Inc., a Delaware corporation (the “Company”), Wynnchurch Capital Partners IV, L.P., a Cayman Islands limited partnership and WC Partners Executive IV, L.P., a Cayman Islands limited partnership (collectively, “Wynnchurch”), Pamplona Capital Partners V, L.P., a Cayman Islands limited partnership (“Pamplona” and collectively with Wynnchurch, the “Principal Stockholders”) and the other Persons who execute the signature pages hereto under the heading “Other Holders” (the “Other Holders”).

WHEREAS, the Company is currently contemplating an underwritten initial public offering (“IPO”) of shares of its Common Stock (as defined below);

WHEREAS, certain stockholders of the Company propose to sell shares of Common Stock concurrently with the IPO; and

WHEREAS, in connection with, and effective upon, the date of completion of the IPO, the Principal Stockholders, the Other Holders and the Company wish to set forth certain understandings among such parties.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

1.1            Definitions. The following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person; provided, however, that portfolio companies in which any Principal Stockholder or any of its Affiliates has an investment shall not be deemed an Affiliate of such person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

“Common Stock” means shares of the Company’s common stock, $0.0001 par value per share.

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“Company” has the meaning set forth in the preamble.

“Continuance Notice” has the meaning set forth in Section 2.6(c).

“Demand” has the meaning set forth in Section 2.1(a).

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Disclosure Package” means (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of securities at the time of sale (including a contract of sale).

“Equity Securities” means, with respect to any Person, any (i) partnership or membership interests or shares of capital stock, (ii) equity, ownership, voting, profit or participation interests or (iii) similar rights or securities in such Person or any of its Subsidiaries, or any rights or securities convertible into or exchangeable for, options or other rights to acquire from such Person or any of its Subsidiaries, or obligation on the part of such Person or any of its Subsidiaries to issue, any of the foregoing.

“Form S-3 Registration Statement” has the meaning set forth in Section 2.3(b).

“Form S-3 Shelf Registration Statement” has the meaning set forth in Section 2.3(b).

“Free Writing Prospectus” means any “free writing prospectus,” as defined in Rule 405 under the Securities Act.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Holder” means Principal Stockholders, the Other Holders and their successors, Transferees under Section 2.1(c) holding Registrable Securities and any New Holder.

“Initiating Shelf Holder” has the meaning set forth in the Section 2.4(a).

“IPO” has the meaning set forth in the recitals.

“Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 2.4(b).

“New Holder” has the meaning set forth in Section 2.14.

“Non-Marketed Take-Down Share” means with respect to each Initiating Shelf Holder and each other Notice Recipients delivering a notice with respect to and participating in such Non-Marketed Underwritten Shelf Take-Down subject to Section 2.4(d), a number equal to the product of (i) the total number of Registrable Securities to be included in such Non-Marketed Underwritten Shelf Take-Down pursuant to Section 2.4(c) and (ii) a fraction, the numerator of which is the total number of Registrable Securities beneficially owned by the Initiating Shelf Holder or such participating Notice Recipient, as applicable, and the denominator of which is the total number of Registrable Securities beneficially owned by the Initiating Shelf Holder and all participating Notice Recipients delivering a notice and participating in such Non-Marketed Underwritten Shelf Take-Down.

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“Non-Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 2.4(c).

“Non-Marketed Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2.4(d).

“Notice Recipient” has the meaning set forth in Section 2.4(d).

“Ordinary S-3 Registration Statement” has the meaning set forth in Section 2.3(d).

“Other Holders” has the meaning set forth in the preamble.

“Other Securities” means Common Stock of the Company sought to be included in a registration other than Registrable Securities.

“Parties” means the Company and the Holders that are from time to time party to this Agreement.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, estate, joint venture, Governmental Authority or other entity.

“Piggyback Notice” has the meaning set forth in Section 2.2(a).

“Registrable Securities” means shares of Common Stock owned by a Holder, whether now held or hereinafter acquired, including any shares of Common Stock issuable or issued upon conversion or exchange of other securities of the Company or any of its Subsidiaries (“Overlying Securities”), including by way of stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, until: (i) a registration statement covering such shares of Common Stock or applicable Overlying Securities has been declared effective by the SEC and such shares of Common Stock or applicable Overlying Securities have been disposed of pursuant to such effective registration statement; (ii) such shares of Common Stock or applicable Overlying Securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met; (iii) with respect to any Holder, such Holder and its Affiliates beneficially own less than 2% of the outstanding Common Stock and all of such shares of Common Stock may be sold without restriction under Rule 144 (or any similar provisions then in force) or (iv) (A) such shares of Common Stock or applicable Overlying Securities are otherwise Transferred to a non-Affiliate of the Transferor, (B) the Company has delivered a new certificate or other evidence of ownership for such shares of Common Stock or applicable Overlying Securities not bearing a restrictive legend and (C) such shares of Common Stock or applicable Overlying Securities may be resold without limitation or subsequent registration under the Securities Act.

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“Registration Expenses” means any and all expenses incident to performance of or compliance with any registration of securities pursuant to Article II (other than underwriting discounts and commissions), including (i) the fees, disbursements and expenses of the Company’s counsel and accountants, including for special audits and comfort letters; (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iii) the cost of printing or producing any underwriting agreements and blue sky or legal investment memoranda and any other documents in connection with the offering, sale or delivery of the securities to be disposed of; (iv) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state “blue sky” securities laws, including the reasonable fees and disbursements of one counsel for the underwriters and the Selling Holders in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) all expenses, including filing fees, incident to securing any required review by FINRA of the terms of the sale of the securities to be disposed of; (vi) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering; (vii) all security engraving and security printing expenses; (viii) all fees and expenses payable in connection with the listing of the securities on any securities exchange or automated interdealer quotation system or the rating of such securities; (ix) all expenses with respect to road shows that the Company is obligated to pay pursuant to Section 2.7(o); and (x) the reasonable fees and disbursements of one counsel for the Selling Holders participating in the registration (which counsel shall be chosen by the participating Selling Holders that then holds the most Registrable Securities) incurred in connection with any such registration and any offering of Common Stock relating to such registration, including any Shelf Take-Down.

“Selling Holder” means, with respect to any registration statement, any Holder whose Registrable Securities are included therein.

“Shelf Holder” means any Holder whose Registrable Securities are included in the Form S-3 Shelf Registration Statement.

“Shelf Registration Statement” means a registration statement providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act in accordance with the plan and method of distribution set forth in the prospectus included in such registration statement.

“Shelf Take-Down” has the meaning set forth in Section 2.4(a).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

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“Transfer” means any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation or other disposition or encumbrance, direct or indirect, in whole or in part, by operation of law or otherwise. The terms “Transferred”, “Transferring”, “Transferor”, “Transferee” and “Transferable” have meanings correlative to the foregoing.

“Underwritten Shelf Take-Down” has the meaning set forth in Section 2.4(b).

“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2.4(b).

“Withdrawn Offering” has the meaning set forth in Section 2.6(c).

ARTICLE II

REGISTRATION RIGHTS

2.1            Demand Rights.

(a)            Demand Rights. Subject to the terms and conditions of this Agreement (including Section 2.1(b)), at any time upon written notice delivered by a Principal Stockholder (a “Demand”) at any time requesting that the Company effect the registration (a “Demand Registration”) under the Securities Act of any or all of the Registrable Securities held by such Principal Stockholder, which Demand shall specify the number and type of such Registrable Securities to be included in such registration and the intended method or methods of disposition of such Registrable Securities, the Company shall, as promptly as reasonably practicable, give written notice of such Demand to all other Holders and shall, as promptly as reasonably practicable, at any time after the expiration or waiver of the lock-up agreements delivered pursuant to the underwriting agreement relating to the IPO, file the appropriate registration statement and use reasonable best efforts to effect the registration under the Securities Act and applicable state securities laws of (i) the Registrable Securities which the Company has been so requested to register for sale by such Principal Stockholder in the Demand, and (ii) all other Registrable Securities which the Company has been requested to register for sale by such Holders by written request given to the Company within 10 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), in each case subject to Section 2.1(f), all to the extent required to permit the disposition (in accordance with such intended methods of disposition) of the Registrable Securities to be so registered for sale. Notwithstanding the foregoing, in the event the method of disposition is an underwritten offering, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided in this Agreement, and all Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company as provided in Section 2.7) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

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(b)            Limitations on Demand Rights. Any Demand by a Principal Stockholder shall include a number of Registrable Securities that equals or is greater than the lesser of (i) 1.0% of the total Registrable Securities then outstanding and (ii) $20 million (such value shall be determined based on the value of such Registrable Securities on the date immediately preceding the date upon which the Demand has been received by the Company). Wynnchurch shall have the right to make only two Demands for a Demand Registration and only beginning on the first anniversary of the closing of the IPO.

(c)            Assignment. In connection with the Transfer of Registrable Securities to any Person other than by operation of law, a Holder may assign to any Transferee of such Registrable Securities (i) the right to make Demands pursuant to Section 2.1(a) and (ii) the right to participate in or effect any registration and/or Shelf Take-Down pursuant to the terms of Section 2.1(a), Section 2.2, Section 2.3 and Section 2.4, in each case to the extent that such Transferor has such rights. In the event of any such assignment, references to Holders or Principal Stockholders, as applicable, in this Agreement shall be deemed to refer to such Transferee if such Transferee is making any Demand or otherwise exercising its registration rights hereunder. In each of the foregoing cases, as a condition to such Transfer, a Transferee shall enter into a joinder agreement in the form attached hereto as Annex A to become party to this Agreement and expressly be subject to Section 2.12 herein. If any such Transferee is an individual and married, as a condition to such Transfer, such Transferee shall deliver to the Company a duly executed copy of a spousal consent in the form attached hereto as Annex B. In the event of any such assignment, references to the Holder or Principal Stockholder in Section 2.12 shall be deemed to refer to such Transferee. In addition, in each of the foregoing cases, the relevant Holder shall, as promptly as reasonably practicable, give written notice of any such assignment to the Company and, in the case of an assignment by a Principal Stockholder, the other Principal Stockholders in accordance with the addresses and other contact information set forth under Section 3.1.

(d)            [Reserved]

(e)            Fulfillment of Registration Obligations. Notwithstanding any other provision of this Agreement, a registration requested pursuant to this Section 2.1 shall not be deemed to have been effected: (i) if the registration statement is withdrawn without becoming effective; (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or any other Governmental Authority for any reason other than a misrepresentation or an omission by a Selling Holder that is the Principal Stockholder, or an Affiliate of the Principal Stockholder (other than the Company and its Subsidiaries), that made the Demand relating to such registration and, as a result thereof, the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement; (iii) if the registration does not contemplate an underwritten offering, if it does not remain effective for at least 180 days (or such shorter period as will terminate when all securities covered by such registration statement have been sold or withdrawn); or if such registration statement contemplates an underwritten offering, if it does not remain effective for at least 180 days plus such longer period as, in the opinion of counsel for the underwriter or underwriters, a prospectus is required by applicable law to be delivered in connection with the sale of Registrable Securities by an underwriter or dealer; or (iv) in the event of an underwritten offering, if the conditions to closing (including any condition relating to an overallotment option) specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some wrongful act or omission by a Selling Holder that is the Principal Stockholder, or an Affiliate of the Principal Stockholder (other than the Company and its Subsidiaries), that made the Demand relating to such registration.

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(f)            Cutbacks in Demand Registration. If the lead underwriter or managing underwriter advises the Company in writing that, in such firm’s good faith view, the number of Registrable Securities and Other Securities requested to be included in a Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect upon the price, timing or distribution of the offering and sale of the Registrable Securities and Other Securities then contemplated, the Company shall provide a copy of such notice to each Selling Holder and include in such registration:

(1)            first, Registrable Securities owned by the Principal Stockholders that are requested to be included in such registration pursuant to Section 2.1(a) and that can be sold without having the significant adverse effect referred to above, pro rata on the basis of the relative number of such Registrable Securities owned by the Principal Stockholders requesting inclusion in such registration;

(2)            second, Registrable Securities owned by the Other Holders that are requested to be included in such registration pursuant to Section 2.1(a) and that can be sold without having the significant adverse effect referred to above, pro rata on the basis of the relative number of such Registrable Securities owned by the Other Holders requesting inclusion in such registration;

(3)            third, shares of Common Stock that the Company proposes to sell for its own account that can be sold without having the significant adverse effect referred to above; and

(4)            fourth, the Other Securities owned by any holder thereof with a contractual right to include such Other Securities in such registration that can be sold without having the significant adverse effect referred to above, pro rata on the basis of the relative number of such Other Securities owned by the Persons requesting inclusion in such registration.

2.2           Piggyback Registration Rights.

(a)            Notice and Exercise of Rights. If the Company at any time proposes or is required to register any of its Common Stock or any other Equity Securities under the Securities Act (other than a Demand Registration pursuant to Section 2.1 or a registration pursuant to Section 2.3), whether or not for sale for its own account, in a manner that would permit registration of Registrable Securities for sale for cash to the public under the Securities Act, subject to the last sentence of this Section 2.2(a), it shall at each such time give written notice (the “Piggyback Notice”), as promptly as reasonably practicable, to each Holder of its intention to do so, which Piggyback Notice shall specify the number of shares of such Common Stock or other Equity Securities to be included in such registration. Upon the written request of any Holder made within 10 days after receipt of the Piggyback Notice by such Person (which request shall specify the number of Registrable Securities intended to be disposed of), subject to the other provisions of this Article II, the Company shall effect, in connection with the registration of such Common Stock or other Equity Securities, the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register; provided, that in no event shall the Company be required to register pursuant to this Section 2.2 any securities other than Common Stock. Notwithstanding anything to the contrary contained in this Section 2.2, the Company shall not be required to effect any registration of Registrable Securities under this Section 2.2 incidental to the registration of any of its securities on Forms S-4 or S-8 (or any similar or successor form providing for the registration of securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans) or any other form that would not be available for registration of Registrable Securities. Notwithstanding any other provision of this Agreement, the IPO shall be treated as a registration under this Section 2.2 and subject to the terms hereof (except that the Company shall be deemed to have given a Piggyback Notice and any Holder who is not a Selling Holder in the IPO registration shall be deemed to have waived its rights hereunder).

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(b)            Determination Not to Effect Registration. If at any time after giving such Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration the Company shall determine for any reason not to register the securities originally intended to be included in such registration, the Company may, at its election, give written notice of such determination to the Selling Holders and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of securities originally intended to be included in such registration, without prejudice, however, to the right of a Principal Stockholder immediately to request that such registration be effected as a registration under Section 2.1 or a shelf registration under Section 2.3 to the extent permitted thereunder.

(c)            Cutbacks in Company Offering. If the registration referred to in the first sentence of Section 2.2(a) is to be an underwritten registration on behalf of the Company, and the lead underwriter or managing underwriter advises the Company in writing (with a copy to each Selling Holder) that, in such firm’s good faith view, the number of Other Securities and Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect upon the price, timing or distribution of the offering and sale of the Other Securities and Registrable Securities then contemplated, the Company shall include in such registration:

(1)            first, all securities proposed to be registered on behalf the Company;

(2)            second, Registrable Securities owned by the Principal Stockholders that are requested to be included in such registration pursuant to this Section 2.2 and that can be sold without having the significant adverse effect referred to above, pro rata on the basis of the relative number of such Registrable Securities owned by the Principal Stockholders requesting inclusion in such registration;

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(3)            third, Registrable Securities owned by the Other Holders that are requested to be included in such registration pursuant to this Section 2.2 and that can be sold without having the significant adverse effect referred to above, pro rata on the basis of the relative number of such Registrable Securities owned by the Other Holders requesting inclusion in such registration; and

(4)            fourth, the Other Securities that are requested to be included in such registration pursuant to the terms of any agreement providing for registration rights to which the Company is a party that can be sold without having the significant adverse effect referred to above, pro rata on the basis of the relative number of such Other Securities owned by the Persons requesting inclusion in such registration.

(d)            Cutbacks in Other Offerings. If the registration referred to in the first sentence of Section 2.2(a) is to be an underwritten registration other than on behalf of the Company, and the lead underwriter or managing underwriter advises the Selling Holders in writing (with a copy to the Company) that, in such firm’s good faith view, the number of Registrable Securities and Other Securities requested to be included in such registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect upon the price, timing or distribution of the offering and sale of the Registrable Securities and Other Securities then contemplated, the Company shall include in such registration:

(1)            first, the Other Securities held by any holder thereof with a contractual right to include such Other Securities in such registration prior to any other Person;

(2)            second, Registrable Securities owned by the Principal Stockholders that are requested to be included in such registration pursuant to this Section 2.2 and that can be sold without having the significant adverse effect referred to above, pro rata on the basis of the relative number of such Registrable Securities owned by the Principal Stockholders requesting inclusion in such registration;

(3)            third, Registrable Securities owned by the Other Holders that are requested to be included in such registration pursuant to this Section 2.2 and that can be sold without having the significant adverse effect referred to above, pro rata on the basis of the relative number of such Registrable Securities owned by the Other Holders requesting inclusion in such registration;

(4)            fourth, shares of Common Stock that the Company proposes to sell for its own account that can be sold without having the significant adverse effect referred to above; and

(5)            fifth, the Other Securities that are requested to be included in such registration pursuant to the terms of any agreement providing for registration rights to which the Company is a party that can be sold without having the significant adverse effect referred to above, pro rata on the basis of the relative number of such Other Securities owned by the Persons requesting inclusion in such registration.

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2.3          Form S-3 Registration; Shelf Registration.

(a)           Notwithstanding anything in Section 2.1 or Section 2.2 to the contrary, in case the Company shall receive from any Principal Stockholder a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Principal Stockholder, and the Company is then eligible to use Form S-3 for the resale of Registrable Securities, the Company shall:

(1)           as promptly as reasonably practicable, give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(2)           as promptly as reasonably practicable, file and use reasonable best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Principal Stockholder’s Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3 (or, with respect to a request under Section 2.4, any Shelf Take-Down pursuant to Section 2.4):

(A)            if Form S-3 is not available for such offering by the Principal Stockholders;

(B)            solely with respect to filing and causing the effectiveness of a registration on Form S-3 or effecting a Marketed Underwritten Shelf Take-Down, if the Principal Stockholders, together with the holders of any Registrable Securities entitled to inclusion in such registration (or Marketed Underwritten Shelf Take-Down, as applicable), propose to sell Registrable Securities at an aggregate price to the public (before any underwriters’ discounts or commissions) of less than $20 million;

(C)            [reserved]

(D)            solely with respect to filing and causing the effectiveness of a registration on Form S-3, subject to Section 2.3(d), if the Company has, within the 90-day period preceding the date of such request, already effected one registration on Form S-3 for a Principal Stockholder pursuant to this Section 2.3 (but, for the avoidance of doubt, regardless of whether any Shelf Take-Downs have been effected during such period); provided, that any such registration shall be deemed to have been “effected” if the registration statement relating thereto (x) has become or been declared or ordered effective under the Securities Act, and any of the Registrable Securities of the Principal Stockholder included in such registration have actually been sold thereunder, and (y) has remained effective for a period of at least 180 days; or

(E)             in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

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(b)            Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities so requested to be registered, as promptly as reasonably practicable, after receipt of the request or requests of the Principal Stockholders (the “Form S-3 Registration Statement”) and any such Principal Stockholder may request inclusion of a plan of distribution in accordance with Section 2.7(i) and/or that such Form S-3 Registration Statement constitute a shelf offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act (a “Form S-3 Shelf Registration Statement”), in which case the provisions of Section 2.4 shall also be applicable.

(c)            If a Principal Stockholder intends to distribute the Registrable Securities covered by its request under this Section 2.3 by means of a Marketed Underwritten Shelf Take-Down pursuant to Section 2.4(b), it shall so advise the Company as a part of its request made pursuant to this Section 2.3 and, subject to the limitations set forth in Section 2.3(a), the Company shall include such information in the written notice referred to in Section 2.3(a). In such event, the right of any Holder to include Registrable Securities in such registration (or Underwritten Shelf Take-Down, as applicable) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided in this Agreement. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.7) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.3 or Section 2.4, if the lead underwriter or managing underwriter advises the Company in writing that, in such firm’s good faith view, the number of Registrable Securities and Other Securities requested to be included in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect upon the price, timing or distribution of the offering and sale of the Registrable Securities and Other Securities then contemplated, the Company shall provide a copy of such notice to each Selling Holder and include in such offering:

(1)            first, Registrable Securities owned by the Principal Stockholders that are requested to be included in such registration pursuant to Section 2.3 and Section 2.4 and that can be sold without having the significant adverse effect referred to above, pro rata on the basis of the relative number of such Registrable Securities owned by the Principal Stockholders requesting inclusion in such registration;

(2)            second, Registrable Securities owned by the Other Holders that are requested to be included in such registration pursuant to Section 2.3 and Section 2.4 and that can be sold without having the significant adverse effect referred to above, pro rata on the basis of the relative number of such Registrable Securities owned by the Other Holders requesting inclusion in such registration;

(3)            third, shares of Common Stock that the Company proposes to sell for its own account that can be sold without having the significant adverse effect referred to above; and

(4)            fourth, the Other Securities owned by any holder thereof with a contractual right to include such Other Securities in such offering that can be sold without having the significant adverse effect referred to above, pro rata on the basis of the relative number of such Other Securities owned by the Persons seeking inclusion in such offering.

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(d)            Notwithstanding the foregoing, if the Company shall receive from any Principal Stockholder of Registrable Securities then outstanding a written request or requests under Section 2.3 that the Company effect a registration statement on Form S-3 that includes only those items and that information that is required to be included in parts I and II of such Form, and does not include any additional or extraneous items of information (e.g., a lengthy description of the Company or the Company’s business) (an “Ordinary S-3 Registration Statement”), then Section 2.3(a)(2)(D) shall not apply to such Ordinary S-3 Registration Statement request.

(e)            Upon the written request of any Principal Stockholder, prior to the expiration of effectiveness of any existing Form S-3 Shelf Registration Statement in accordance with Rule 415, the Company shall file and seek the effectiveness of a new Form S-3 Shelf Registration Statement in order to permit the continued offering of the Registrable Securities included under such existing Form S-3 Shelf Registration Statement.

2.4           Shelf Take-Downs.

(a)            Any Selling Holder of Registrable Securities included in a Form S-3 Shelf Registration Statement (an “Initiating Shelf Holder”) may initiate an offering or sale of all or part of such Registrable Securities (a “Shelf Take-Down”), in which case the provisions of this Section 2.4 shall apply; provided, however, that Wynnchurch may initiate only two Shelf Take-Downs that are Underwritten Shelf Take-Downs.

(b)            If an Initiating Shelf Holder that is a Principal Stockholder so elects in a written request delivered to the Company (an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down may be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”) and, subject to the limitations set forth in Section 2.3(a)(2)(D) as modified by Section 2.3(d), the Company shall file and effect an amendment or supplement to its Shelf Registration Statement (including the filing of a supplemental prospectus) for such purpose as promptly as reasonably practicable. Such Initiating Shelf Holder shall indicate in such Underwritten Shelf Take-Down Notice whether it intends for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters over a period of at least 48 hours (a “Marketed Underwritten Shelf Take-Down”). Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, the Company shall as promptly as reasonably practicable (but in any event no later than two Business Days after receipt of the notice for such Marketed Underwritten Shelf Take-Down) give written notice of such Marketed Underwritten Shelf Take-Down to all other Shelf Holders and shall permit the participation of all such Shelf Holders that request inclusion in such Marketed Underwritten Shelf Take-Down who respond in writing within three Business Days after the receipt of such notice of their election to participate. The provisions of Section 2.3(c) (other than the first sentence thereof) shall apply with respect to the right of the Initiating Shelf Holder and any other Shelf Holder to participate in any Underwritten Shelf Take-Down.

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(c)            If the Initiating Shelf Holder that is a Principal Stockholder desires to effect an Underwritten Shelf Take-Down that does not constitute a Marketed Underwritten Shelf Take-Down (a “Non-Marketed Underwritten Shelf Take-Down”), the Initiating Shelf Holder shall so indicate in a written request delivered to the Company no later than two Business Days prior to the expected date of such Non-Marketed Underwritten Shelf Take-Down, which request shall include (i) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Underwritten Shelf Take-Down, (ii) the expected plan of distribution of such Non-Marketed Underwritten Shelf Take-Down and (iii) the action or actions required (including the timing thereof) in connection with such Non-Marketed Underwritten Shelf Take-Down (including the delivery of one or more stock certificates representing shares of Registrable Securities to be sold in such Non-Marketed Underwritten Shelf Take-Down) and, subject to the limitations set forth in Section 2.3(a)(2)(D) as modified by Section 2.3(d), the Company shall file and effect an amendment or supplement to its Shelf Registration Statement (including the filing of a supplemental prospectus) for such purpose as promptly as reasonably practicable (and in any event within three Business Days).

(d)            Upon receipt from any Principal Stockholder of a written request pursuant to Section 2.4(c), the Company shall provide written notice (a “Non-Marketed Underwritten Shelf Take-Down Notice”) of such Non-Marketed Underwritten Shelf Take-Down promptly to all Principal Stockholders (other than the requesting Principal Stockholder), which Non-Marketed Underwritten Shelf Take-Down Notice shall set forth (i) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Underwritten Shelf Take-Down, (ii) the expected plan of distribution of such Non-Marketed Underwritten Shelf Take-Down, (iii) that each recipient of such Non-Marketed Underwritten Shelf Take-Down Notice (each, a “Notice Recipient”) shall have the right, upon the terms and subject to the conditions set forth in this Section 2.4(d), to elect to sell up to its Non-Marketed Take-Down Share and (iv) the action or actions required (including the timing thereof, which for the avoidance of doubt shall not require any delay in the expected date of such Non-Marketed Underwritten Shelf Take-Down or extension of the Company’s obligation to file and effect an amendment or supplement to its Shelf Registration Statement as soon as practicable (and in any event within three Business Days) of the Initiating Shelf Holder’s Non-Marketed Underwritten Shelf Take-Down request pursuant to Section 2.4(c)) in connection with such Non-Marketed Underwritten Shelf Take-Down with respect to each Notice Recipient that elects to exercise such right (including the delivery of one or more stock certificates representing shares of Registrable Securities held by such Notice Recipient to be sold in such Non-Marketed Underwritten Shelf Take-Down). Upon receipt of such Non-Marketed Underwritten Shelf Take-Down Notice, each such Notice Recipient may elect to sell up to its Non-Marketed Take-Down Share with respect to each such Non-Marketed Underwritten Shelf Take-Down, by taking such action or actions referred to in clause (iv) above in a timely manner. If the Initiating Shelf Holder does not elect to sell all of its respective Non-Marketed Take-Down Share, the unelected portion of such Non-Marketed Take-Down Share shall be allocated to the Notice Recipients, pro rata based on their respective Non-Marketed Take-Down Shares. Notwithstanding the delivery of any Non-Marketed Underwritten Shelf Take-Down Notice, all determinations as to whether to complete any Non-Marketed Underwritten Shelf Take-Down and as to the timing, manner, price and other terms of any Non-Marketed Underwritten Shelf Take-Down contemplated by Section 2.4(d) shall be at the discretion of the Initiating Shelf Holder.

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2.5           Selection of Underwriters. In the event that any registration pursuant to this Article II (other than a registration under Section 2.2) shall involve, in whole or in part, an underwritten offering, the underwriter or underwriters shall be designated by the Principal Stockholders (or in the case of a Shelf Take-Down, the Initiating Shelf Holder) that requested such underwritten offering in accordance with this Article II, which underwriter or underwriters shall be reasonably acceptable to the Company.

2.6           Withdrawal Rights; Expenses.

(a)            A Selling Holder may withdraw all or any part of its Registrable Securities from any registration or offering (including a registration effected pursuant to Section 2.1) by giving written notice to the Company of its request to withdraw at any time. In the case of a withdrawal, any Registrable Securities so withdrawn shall be reallocated among the remaining participants in accordance with the applicable provisions of this Agreement.

(b)            Except as provided in this Agreement, the Company shall pay all Registration Expenses with respect to a particular offering (or proposed offering). Except as provided herein, each Selling Holder and the Company shall be responsible for its own fees and expenses of financial advisors and their internal administrative and similar costs, as well as their respective pro rata shares of underwriters’ commissions and discounts, which shall not constitute Registration Expenses.

(c)            If the Principal Stockholder(s) that requested a Demand Registration or a Marketed Underwritten Shelf Take-Down pursuant to Section 2.1 or Section 2.4 withdraw all of its Registrable Securities from such Demand Registration or Marketed Underwritten Shelf Take-Down (a “Withdrawn Offering”), the other Principal Stockholder(s) or the Company may, in any of their sole discretion, elect within two Business Days thereafter to have the Company continue such Withdrawn Offering by giving written notice of such election to the Company and/or the other Principal Stockholders (a “Continuance Notice”), in which case such Withdrawn Offering shall proceed in accordance with the applicable provisions of this Agreement as if such Withdrawn Offering had been initiated by the Party providing the Continuance Notice (which, for the avoidance of doubt, shall not cause any new notice or consent period with respect to other Holders to occur under this Agreement and shall not otherwise change the requirements for and timing of any notices and consents under this Agreement as they then exist with respect to such Withdrawn Offering).

2.7           Registration and Qualification. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in this Article II, the Company shall as promptly as practicable:

(a)            Registration Statement. (i) Prepare and (as promptly as reasonably practicable thereafter and in any event no later than 20 days after the end of the applicable period specified in Section 2.1(a), Section 2.2(a) or Section 2.3(a)(2) within which requests for registration may be given to the Company) file a registration statement under the Securities Act relating to the Registrable Securities to be offered and use reasonable best efforts to cause such registration statement to become effective as promptly as practicable thereafter, and keep such registration statement effective for 180 days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of such Registrable Securities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, until (A) the Selling Holders have sold all of such Registrable Securities or (B) no Registrable Securities then exist; (ii) furnish to the lead underwriter or underwriters, if any, and to the Selling Holders who have requested that Registrable Securities be covered by such registration statement, prior to the filing thereof with the SEC, a copy of the registration statement, and each amendment thereof, and a copy of any prospectus, and each amendment or supplement thereto (excluding amendments caused by the filing of a report under the Exchange Act); and (iii) use reasonable best efforts to reflect in each such document, when so filed with the SEC, such comments as such Persons reasonably may on a timely basis propose;

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(b)            Amendments; Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be (i) reasonably requested by any Selling Holder (to the extent such request relates to information relating to such Selling Holder), or (ii) necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of (A) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (B) if a Form S-3 registration, the expiration of the applicable period specified in Section 2.7(a) and, if not a Form S-3 registration, the applicable period specified in Section 2.1(e)(iii); provided, that any such required period shall be extended for such number of days (x) during any period from and including the date any written notice contemplated by paragraph (f) below is given by the Company until the date on which the Company delivers to the Selling Holders the supplement or amendment contemplated by paragraph (f) below or written notice that the use of the prospectus may be resumed, as the case may be, and (y) during which the offering of Registrable Securities pursuant to such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court; provided, further, that the Company shall have no obligation to a Selling Holder participating on a “piggyback” basis pursuant to Section 2.1(a) or Section 2.2 in a registration statement that has become effective to keep such registration statement effective for a period beyond 180 days from the effective date of such registration statement. The Company shall respond, as promptly as reasonably practicable, to any comments received from the SEC and request acceleration of effectiveness, as promptly as reasonably practicable, after it learns that the SEC will not review the registration statement or after it has satisfied comments received from the SEC. With respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Selling Holders of the Registrable Securities covered by such registration statement, which Free Writing Prospectuses or other materials shall be subject to the review of counsel to such Selling Holders, and make all required filings of all Free Writing Prospectuses with the SEC;

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(c)            Copies. Furnish to the Selling Holders and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus, summary prospectus and Free Writing Prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such Selling Holders or such underwriter may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Authority or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

(d)            Blue Sky. Register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Selling Holders and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, or to file a general consent to service of process in any such states or jurisdictions;

(e)            Delivery of Certain Documents. (i) Furnish to each Selling Holder and to any underwriter of such Registrable Securities an opinion of counsel for the Company (which opinion (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, or, in the case of a non-underwritten offering, to the Selling Holders) addressed to each Selling Holder and any underwriter of such Registrable Securities and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the applicable registration statement) covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings, (ii) in connection with an underwritten offering, furnish to each Selling Holder and any underwriter of such Registrable Securities a “cold comfort” and “bring-down” letter addressed to each Selling Holder and any underwriter of such Registrable Securities and signed by the independent public accountants who have audited the financial statements of the Company included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other matters as any Selling Holder may reasonably request and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements and (iii) cause such authorized officers of the Company to execute customary certificates as may be requested by any Selling Holder or any underwriter of such Registrable Securities;

(f)            Notification of Certain Events; Corrections. Promptly notify the Selling Holders and any underwriter of such Registrable Securities in writing (i) of the occurrence of any event as a result of which the registration statement or the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and (iii) if for any other reason it shall be necessary to amend or supplement such registration statement or prospectus in order to comply with the Securities Act and, in any such case as promptly as reasonably practicable thereafter, prepare and file with the SEC an amendment or supplement to such registration statement or prospectus which will correct such statement or omission or effect such compliance;

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(g)           Notice of Effectiveness. Notify the Selling Holders and the lead underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as promptly as reasonably practicable after notice thereof is received by the Company (i) when the applicable registration statement or any amendment thereto has been filed or becomes effective and when the applicable prospectus or any amendment or supplement thereto has been filed, (ii) of any comments by the SEC, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or any order preventing or suspending the use of any preliminary or final prospectus or the initiation or threat of any proceedings for such purposes and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(h)           Stop Orders. Use its reasonable best efforts to prevent the entry of, and use its reasonable best efforts to obtain as promptly as reasonably practicable the withdrawal of, any stop order with respect to the applicable registration statement or other order suspending the use of any preliminary or final prospectus;

(i)            Plan of Distribution. Promptly incorporate in a prospectus supplement or post-effective amendment to the applicable registration statement such information as any Selling Holder requests (subject to the agreement of the lead underwriter or underwriters, if any) be included therein relating to the plan of distribution with respect to such Registrable Securities, which may include disposition of Registrable Securities by all lawful means, including firm-commitment underwritten public offerings, block trades, in-kind distributions, agented transactions, sales directly into the market, purchases or sales by brokers, derivative transactions, short sales, stock loan or stock pledge transactions and sales not involving a public offering; and make all required filings of such prospectus supplement or post-effective amendment as promptly as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(j)            Other Filings. Use its reasonable best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(k)            FINRA Compliance. Cooperate with each Selling Holder and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

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(l)              Listing. Use its reasonable best efforts to cause all such Registrable Securities registered pursuant to such registration to be listed and remain on each securities exchange and automated interdealer quotation system on which identical securities issued by the Company are then listed;

(m)            Transfer Agent; Registrar; CUSIP Number. Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the applicable registration statement;

(n)            Compliance; Earnings Statement. Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to each Selling Holder, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the applicable registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(o)            Road Shows. To the extent reasonably requested by the lead or managing underwriters in connection with an underwritten offering pursuant to Section 2.1 or a Form S-3 underwritten offering pursuant to Section 2.3 and Section 2.4(b), send appropriate officers of the Company to attend any “road shows” scheduled in connection with any such underwritten offering, with all out of pocket costs and expenses incurred by the Company or such officers in connection with such attendance to be paid by the Company;

(p)            Certificates. Unless the relevant securities are issued in book-entry form, furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to this Article II unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by any Selling Holder or the underwriters of such Registrable Securities (it being understood that the Selling Holders shall use reasonable best efforts to arrange for delivery to the Depository Trust Company); and

(q)            Reasonable Best Efforts. Use reasonable best efforts to take all other steps necessary to effect the registration and offering of the Registrable Securities contemplated hereby.

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2.8            Underwriting; Due Diligence.

(a)            If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Article II, the Company shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements generally with respect to secondary distributions to the extent relevant, including indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.9, and agreements as to the provision of opinions of counsel and accountants’ letters to the effect and to the extent provided in Section 2.7(e). The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders and the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such Selling Holders to the extent applicable. Subject to the following sentence, such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, when relevant. No Selling Holder shall be required in any such underwriting agreement or related documents to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such Selling Holder’s title to Registrable Securities and any written information provided by the Selling Holder to the Company expressly for inclusion in the related registration statement, and the liability of any Selling Holder under the underwriting agreement shall be several and not joint and in no event shall the liability of any Selling Holder under the underwriting agreement be greater in amount than the dollar amount of the proceeds received by such Selling Holder under the sale of the Registrable Securities pursuant to such underwriting agreement (net of underwriting discounts and commissions).

(b)            In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Article II, the Company shall make available upon reasonable notice at reasonable times and for reasonable periods for inspection by each Selling Holder, by any lead underwriter or underwriters participating in any disposition to be effected pursuant to such registration statement, and by any attorney, accountant or other agent retained by any Selling Holder or any lead underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and use its reasonable best efforts to cause all of the Company’s officers, directors and employees and the independent public accountants who have certified the Company’s financial statements to make themselves reasonably available to discuss the business of the Company and to supply all information reasonably requested by any such Selling Holders, lead underwriters, attorneys, accountants or agents in connection with such registration statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to entry by each party referred to in this clause (b) into customary confidentiality agreements in a form reasonably acceptable to the Company).

(c)            In the case of an underwritten offering requested by the Principal Stockholders pursuant to Section 2.1 or Section 2.3 or an Underwritten Shelf Take-Down pursuant to Section 2.4, the price, underwriting discount and other financial terms for the Registrable Securities of the related underwriting agreement shall be determined by the Principal Stockholder exercising its Demand or requesting such Underwritten Shelf Take-Down. In the case of any underwritten offering of securities by the Company pursuant to Section 2.2, such price, discount and other terms shall be determined by the Company, subject to the right of Selling Holders to withdraw their Registrable Securities from the registration pursuant to Section 2.6(a).

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(d)            Subject to Section 2.8(a), no Person may participate in an underwritten offering (including an Underwritten Shelf Take-Down) unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreement and other documents reasonably required under the terms of such underwriting arrangements.

2.9            Indemnification and Contribution.

(a)             Indemnification by the Company. In the case of each offering of Registrable Securities made pursuant to this Article II, the Company agrees to indemnify and hold harmless, to the extent permitted by applicable law, each Selling Holder, each underwriter of Registrable Securities so offered and each Person, if any, who controls or is alleged to control (within the meaning set forth in the Securities Act) any of the foregoing Persons, the Affiliates of each of the foregoing (other than the Company and its controlled Affiliates), and the officers, directors, partners, members, employees and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable attorney’s fees and disbursements), claims and damages, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary, final or summary prospectus included therein) or in the Disclosure Package, or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to any Person in any such case to the extent that any such loss, liability, cost, claim or damage arises out of or relates to any untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to such Person (which information shall be limited to the name of such Person, the address of such Person, the number of shares of Common Stock held by such Person, the number of shares of Common Stock being offered by such Person in the offering and the nature of the beneficial ownership of the Common Stock owned by such Person) furnished in writing to the Company by or on behalf of such Person expressly for inclusion in the registration statement (or in any preliminary, final or summary prospectus included therein), offering memorandum or other offering document, or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Person and shall survive the transfer of such securities.

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(b)            Indemnification by Selling Holders. In the case of each offering made pursuant to this Agreement, each Selling Holder, by exercising its registration and/or piggyback rights under this Agreement, agrees, severally and not jointly, to indemnify and hold harmless, to the extent permitted by applicable law, the Company, each other Selling Holder and each Person, if any, who controls or is alleged to control (within the meaning set forth in the Securities Act) any of the foregoing, any Affiliate of any of the foregoing, and the officers, directors, partners, members, employees and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable attorney’s fees and disbursements), claims and damages to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement made by such Selling Holder of a material fact contained in the registration statement (or in any preliminary, final or summary prospectus included therein) or in the Disclosure Package relating to the offering and sale of such Registrable Securities prepared by the Company or at its direction, or any amendment thereof or supplement thereto, or any omission by such Selling Holder of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that such untrue statement of a material fact occurs in reliance upon and in conformity with, or such material fact is omitted from, information relating to such Selling Holder (which information shall be limited to the name of such Selling Holder, the address of such Selling Holder, the number of shares of Common Stock held by such Selling Holder, the number of shares of Common Stock being offered by such Selling Holder in the offering and the nature of the beneficial ownership of the Common Stock owned by such Person) furnished in writing to the Company by or on behalf of such Selling Holder expressly for inclusion in such registration statement (or in any preliminary, final or summary prospectus included therein) or Disclosure Package, or any amendment thereof or supplement thereto.

(c)            Indemnification Procedures. Each Party entitled to indemnification under this Section 2.9 shall give notice to the Party required to provide indemnification, as promptly as reasonably practicable, after such indemnified Party has actual knowledge that a claim is to be made against the indemnified Party as to which indemnity may be sought, and shall permit the indemnifying Party to assume the defense of such claim or litigation resulting therefrom and any related settlement and settlement negotiations, subject to the limitations on settlement set forth below; provided, that counsel for the indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the indemnified Party (whose approval shall not unreasonably be withheld, conditioned or delayed), and the indemnified Party may participate in such defense at such Party’s expense; and provided, further, that the failure of any indemnified Party to give notice as provided in this Agreement shall not relieve the indemnifying Party of its obligations under this Section 2.9, except to the extent the indemnifying Party is actually prejudiced by such failure to give notice. Notwithstanding the foregoing, an indemnified Party shall have the right to retain separate counsel, with the reasonable fees and expenses of such counsel being paid by the indemnifying Party, if representation of such indemnified Party by the counsel retained by the indemnifying Party would be inappropriate due to actual or potential differing interests between such indemnified Party and any other party represented by such counsel or if the indemnifying Party has failed to assume the defense of such action. No indemnified Party shall enter into any settlement of any litigation commenced or threatened with respect to which indemnification is or may be sought without the prior written consent of the indemnifying Party (such consent not to be unreasonably withheld, conditioned or delayed). No indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Party of a release, reasonably satisfactory to the indemnified Party, from all liability in respect to such claim or litigation. Each indemnified Party shall furnish such information regarding itself or the claim in question as an indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

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(d)            Contribution. If the indemnification provided for in this Section 2.9 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified Party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying Party shall, in lieu of indemnifying such indemnified Party, contribute to the amount paid or payable by such indemnified Party as a result of such loss, liability, cost, claim or damage in such proportion as shall be appropriate to reflect the relative fault of the indemnifying Party on the one hand and the indemnified Party on the other with respect to the statements or omissions which resulted in such loss, liability, cost, claim or damage as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnifying Party on the one hand or the indemnified Party on the other, the intent of the Parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified Party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified Party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.9(d) to the contrary, no indemnifying Party (other than the Company) shall be required pursuant to this Section 2.9(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying Party from the sale of Registrable Securities in the offering to which the losses of the indemnified Parties relate exceeds the amount of any damages which such indemnifying Party has otherwise been required to pay by reason of such untrue statement or omission. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 2.9(d).

(e)            Indemnification/Contribution under State Law. Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 2.9 (with appropriate modifications) shall be given by the Company and the Selling Holders with respect to any required registration or other qualification of securities under any state applicable law or with any Governmental Authority.

(f)              Obligations Not Exclusive. The obligations of the Parties under this Section 2.9 shall be in addition to any liability which any Party may otherwise have to any other Person.

(g)              Survival. For the avoidance of doubt, the provisions of this Section 2.9 shall survive any termination of this Agreement.

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(h)            Limitation of Selling Holder Liability. The liability of any Selling Holder under this Section 2.9 shall be several and not joint and in no event shall the liability of any Selling Holder under this Section 2.9 be greater in amount than the dollar amount of the proceeds, net of underwriting discounts and commissions, received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification/contribution obligation.

(i)              Third Party Beneficiary. Each of the indemnified Persons referred to in this Section 2.9 shall be a third party beneficiary of the rights conferred to such Person in this Section.

2.10         Cooperation; Information by Selling Holder.

(a)            It shall be a condition of each Selling Holder’s rights under this Article II that such Selling Holder cooperate with the Company by entering into any undertakings and taking such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of FINRA or which are otherwise customary and which the Company or the underwriters may reasonably request to effectuate the offering.

(b)            Each Selling Holder shall furnish to the Company such information regarding such Selling Holder and the distribution proposed by such Selling Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article II. The Company shall have the right to exclude from the registration any Selling Holder that does not comply with this Section 2.10.

(c)            At such time as an underwriting agreement with respect to a particular underwriting is entered into, the terms of any such underwriting agreement shall govern with respect to the matters set forth therein to the extent inconsistent with this Article II; provided, that the indemnification provisions of such underwriting agreement as they relate to the Selling Holders are customary for registrations of the type then proposed and provide for indemnification by such Selling Holders only with respect to information relating to such Selling Holder (which information shall be limited to the name of such Selling Holder, the address of such Selling Holder, the number of shares of Common Stock held by such Selling Holder, the number of shares of Common Stock being offered by such Selling Holder in the offering and the nature of the beneficial ownership of the Common Stock owned by such Person) furnished in writing to the Company by or on behalf of such Selling Holder expressly for inclusion in such registration statement (or in any preliminary, final or summary prospectus included therein) or Disclosure Package, or any amendment thereof or supplement thereto.

2.11         Rule 144. The Company shall use its reasonable best efforts to ensure that the conditions to the availability of Rule 144 under the Securities Act set forth in paragraph (c) of Rule 144 shall be satisfied. The Company agrees to use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after it has become subject to such reporting requirements. Upon the request of any Holder for so long as such information is a necessary element of such Person’s ability to avail itself of Rule 144, the Company shall deliver to such Person (i) a written statement as to whether it has complied with such requirements and (ii) a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Person may reasonably request in availing itself of any rule or regulation of the SEC allowing such Person to sell any such securities without registration.

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2.12         Holdback Agreement.

(a)            In the case of any underwritten offering pursuant to this Agreement, each Holder participating in such underwritten offering, agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of Equity Securities of the Company, or any securities convertible into or exchangeable or exercisable for such equity securities, during any time period reasonably requested by the managing underwriter(s) of such underwritten offering, which shall not exceed 90 days. Each Holder subject to the restrictions of the preceding sentence shall receive the benefit of any shorter “lock-up” period or permitted exceptions agreed to by the managing underwriter(s) for any underwritten offering pursuant to this Agreement and the terms of such lock-up agreements shall govern such Holder in lieu of the preceding sentence.

(b)            In the case of any underwritten offering pursuant to this Agreement, the Company shall use commercially reasonable efforts to cause any stockholders that beneficially own 5% or more of the Common Stock (other than the Principal Stockholders) and its directors and executive officers to execute any lock-up agreements in form and substance as agreed by the Principal Stockholders and as reasonably requested by the managing underwriters.

(c)            In the case of any underwritten offering pursuant to this Agreement, the Company agrees not to effect any public offering or distribution of any Equity Securities of the Company, or securities convertible into or exchangeable or exercisable for Equity Securities of the Company for a period commencing on the date of the prospectus pursuant to which such offering may be made and ending 90 days after the date of such prospectus, except as part of such underwritten offering. In the case of the IPO, each Holder shall enter into the lock-up agreement requested by the managing underwriters and approved by the Principal Stockholders.

2.13          Suspension of Sales. Each Selling Holder participating in a registration agrees that, upon receipt of notice from the Company pursuant to Section 2.7(f), such Selling Holder shall discontinue disposition of its Registrable Securities pursuant to such registration statement until receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.7(f), or until advised in writing by the Company that the use of the prospectus may be resumed, as the case may be, and, if so directed by the Company, such Selling Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities which are current at the time of the receipt of the notice of the event described in Section 2.7(f).

2.14         Third Party Registration Rights.

(a)            Nothing in this Agreement shall be deemed to prevent the Company from providing registration rights to any other Person on such terms as the board of directors of the Company deems desirable in its sole discretion; provided that the Company does not grant any shelf, demand, piggyback or incidental registration rights that are senior to or otherwise conflict with the rights granted to the Holders under this Agreement to any other Person without the prior written consent of the Principal Stockholders.

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(b)            (i) Any Person may join this Agreement as a Holder with the prior written consent of the Company and the Principal Stockholders (such Person, a “New Holder”), provided that such New Holder (a) enters into a joinder agreement in the form attached hereto as Annex A to become party to this Agreement and expressly be subject to Section 2.12 herein and (b) if a New Holder is an individual and married, such New Holder shall, as a condition to becoming a Holder deliver to the Company a duly executed copy of a spousal consent in the form attached hereto as Annex B.

2.15         Mergers. The Company shall not, directly or indirectly, (x) enter into any merger, consolidation, recapitalization, combination of shares or other reorganization in which the Company shall not be the surviving corporation or (y) Transfer or agree to Transfer all or substantially all the Company’s assets, unless prior to such merger, consolidation, reorganization or asset Transfer, the surviving corporation or the transferee, as applicable, shall have agreed in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Securities”, shall be deemed to include the securities which the Holders, would be entitled to receive in exchange for Registrable Securities, pursuant to any such merger, consolidation, reorganization or asset Transfer.

ARTICLE III
MISCELLANEOUS

3.1          Notices. All notices, requests, demands and other communications to any party hereunder shall be made in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received by non-automated response) and shall be given:

(a)           if to the Company, to:

Latham Group, Inc.

787 Watervliet Shaker Road

Latham, New York 12110

Attention: General Counsel

E-mail:

With copies (which shall not constitute actual or constructive notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:	Angelo Bonvino
John C. Kennedy
Facsimile: (212) 492-0025
E-mail:	abonvino@paulweiss.com
jkennedy@paulweiss.com

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(b)           if to Wynnchurch:

c/o Wynnchurch Capital, L.P.

6250 N. River Rd., Suite 10-100

Rosemont, IL 60018

Attention: Christopher P. O’Brien; Carl Howe

E-mail:

With copies (which shall not constitute actual or constructive notice) to:

Foley & Lardner LLP
500 Woodward Ave, Suite 2700
Detroit, MI 48226
Attention: Omar Lucia

Email: olucia@foley.com

(c)           if to Pamplona:

c/o Pamplona Capital Management LLC

667 Madison Avenue, 22nd Floor

New York, NY 10065

Attention: Andrew Singer

E-mail:

With copies (which shall not constitute actual or constructive notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:	Angelo Bonvino
John C. Kennedy
Facsimile: (212) 492-0025
E-mail:	abonvino@paulweiss.com
jkennedy@paulweiss.com

(d)	if to any Other Holder, to the addresses and other contact information set forth on Schedule I to this Agreement (it being understood that any Holder may, from time to time, update any address and/or other contact information for itself on Schedule I by providing written notice of such update to the Company and the other Holders), or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other Parties hereto.

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All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. New York City time on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

(e)           if to any Transferee or any New Holder, to the address specified by such Person on the applicable joinder to this Agreement.

Notwithstanding anything to the contrary herein, any Person may, from time to time, update any address and/or other contact information for itself by providing written notice of such update to the Company and the other Holders. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. New York City time on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

3.2          Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

3.3          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

3.4          Consent to Jurisdiction and Service of Process. The Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 3.1 shall be deemed effective service of process on such Party.

3.5          Amendments; Termination. This Agreement may be amended only by an instrument in writing executed by the Company and the Principal Stockholders; provided, however, that, with respect to a particular Holder or group of Holders, any such amendment, supplement, modification or waiver that (a) would materially and adversely affect such Holder or group of Holders in any respect or (b) would disproportionately benefit any other Holder or group of Holders or confer any benefit on any other Holder or group of Holders to which such Holder of group of Holders would not be entitled, shall not be effective against such Holder or group of Holders unless approved in writing by such Holder or the Holders of a majority of the Registrable Securities held by such group of Holders, as the case may be. This Agreement will terminate as to any Holder when it no longer holds any Registrable Securities.

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3.6          Specific Enforcement. The Parties acknowledge that the remedies at law of the other Parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any Party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

3.7          Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the transactions contemplated by this Agreement. The registration rights granted under this Agreement supersede any registration, qualification or similar rights with respect to any Registrable Securities granted under any other agreement at any time, and any of such preexisting registration rights are hereby terminated.

3.8          Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the Parties to this Agreement.

3.9          Counterparts. This Agreement may be executed in multiple counterparts, including by means of facsimile or .pdf, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.

LATHAM GROUP, INC.

By:
Name:
Title:

WYNNCHURCH CAPITAL PARTNERS IV, L.P

By:

By:
Name:
Title:

WC PARTNERS EXECUTIVE IV, L.P.

By:

By:
Name:
Title:

PAMPLONA CAPITAL PARTNERS V, L.P.

By:

By:
Name:
Title:

Annex A

SCHEDULE I

List of Holders

Other Holder	Address for Notice

Annex A

FORM OF
JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Registration Rights Agreement, dated as of [___], 2021 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Registration Rights Agreement”), by and among Latham Group, Inc. and certain stockholders party thereto. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Registration Rights Agreement.

By executing and delivering this Joinder Agreement to the Registration Rights Agreement, the undersigned hereby adopts and approves the Registration Rights Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming a [Transferee of Registrable Securities] and [a Principal Stockholder][a Holder], to be bound by and comply with the provisions of, the Registration Rights Agreement, including Section 2.12 therein, in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement. [Describe partial transfer of registration rights, if applicable.]

The undersigned acknowledges and agrees that Article III of the Registration Rights Agreement is incorporated herein by reference, mutatis mutandis.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the          day of                        ,             .

(Signature of [Transferee][New Holder])

(Print Name of [Transferee][New Holder])

Address:

Annex A

Telephone:

Facsimile:

Email:

AGREED AND ACCEPTED

as of the ____ day of ____________, _____.

LATHAM GROUP, INC.

By:
Name:
Title:

PAMPLONA CAPITAL PARTNERS V, L.P.

By:

By:
Name:
Title:

Annex B

FORM OF
SPOUSAL CONSENT

In consideration of the execution of that certain Registration Rights Agreement, dated as of [___], 2021 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Registration Rights Agreement”), by and among Latham Group, Inc. and certain stockholders party thereto, I, ____________________, the spouse of ___________________________, who is a party to the Registration Rights Agreement, do hereby join with my spouse in executing the foregoing Registration Rights Agreement and do hereby agree to be bound by all of the terms and provisions thereof, in consideration of [Transfer][acquisition] of Registrable Securities and all other interests I may have in the shares and securities subject thereto, whether the interest may be pursuant to community property laws or similar laws relating to marital property in effect in the state or province of my or our residence as of the date of signing this consent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

Dated as of _______ __, ____
(Signature of Spouse)

(Print Name of Spouse)